Voting Results of Special Meeting of Shareholders

At a Special Meeting of Shareholders of the Trust (the "Meeting") held on March 21, 2000, the following actions were taken:

(1) The following individuals were elected to serve on the Board of Trustees by the shareholders of all Portfolios of the Trust voting together in the aggregate:

                                              Number of
                                Number of       Votes
Name of Trustee                 Votes For      Withheld

Richard G. Cline              6,637,761,713    38,398,295
Edward J. Condon, Jr.         6,637,761,713    38,398,295
Wesley M. Dixon, Jr.          6,587,683,995    88,476,012
Willaim J. Dolan, Jr.         6,637,761,713    38,398,295
John W. English               6,637,761,713    38,398,295
Raymond E. George, Jr.        6,637,761,713    38,398,295
Sandra Polk Guthman           6,637,761,713    38,398,295
Michael E. Murphy             6,637,761,713    38,398,295
Mary Jacobs Skinner           6,636,834,594    39,325,414
William H. Springer           6,587,685,010    88,474,997
Richard P. Strubel            6,637,761,713    38,398,295
Stephen B. Timbers            6,637,761,713    38,398,295

(2) The approval of the selection of Ernst & Young LLP as the Trust's independent auditors for the fiscal year ending November 30, 2000 was ratified by all the shareholders of all Portfolios of the Trust voting together in the aggregate as follows:

          Votes For            Votes Against  Abstained

                 6,630,851,779    11,428,600    33,879,628

(3)(a) The proposed amendments to the fundamental investment policy on commodities were approved by each of the Portfolios listed below (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained

Government Select             1,099,594,160    13,070,633      482,354
Government                    1,084,049,579     6,431,852   37,331,891
Diversified Assets            3,763,612,304   105,443,036   75,186,472
Tax-Exempt                      298,552,144    14,049,008    5,453,609
Municipal                        41,568,606             0            0

(3)(b) The proposed amendments to the fundamental investment policies on borrowing and lending were approved by each of the Portfolios listed below
 (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained
Government Select             1,045,203,687    67,461,106      482,354
Government                    1,041,687,959    48,793,471   37,331,891
Diversified Assets            3,751,245,239   116,119,497   76,877,077
Tax-Exempt                      295,203,419    17,397,734    5,453,609
Municipal                        41,568,606             0            0

(3)(c) The proposed elimination of the fundamental investment policy on mortgaging was approved by each of the Portfolios listed below
 (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained
Government Select             1,068,767,322    43,803,900      575,925
Government                    1,085,025,444     5,455,987   37,331,891
Diversified Assets            3,757,284,491   106,242,352   80,714,969
Tax-Exempt                      305,190,541     7,313,991    5,550,229
Municipal                        41,568,606             0            0

(3)(d) The proposed elimination of the fundamental investment policy on puts and calls was approved by each of the Portfolios listed below (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained
Government Select             1,068,786,941    43,803,900      556,306
Government                    1,047,022,839     5,455,987   75,334,496
Diversified Assets            3,754,379,362   109,147,482   80,714,969
Tax-Exempt                      295,080,083     7,124,259   15,850,419

(3)(e) The proposed amendments to the fundamental investment policy on municipal investments were approved by the Portfolio listed below (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained
Tax-Exempt                      301,620,736    10,465,334    5,968,691

(3)(f) The proposed elimination of the fundamental investment policy on issuers with less than three years of operations was approved by the Portfolio listed below (voting separately on a Portfolio-by-Portfolio basis) as follows:

Fund                            Votes For    Votes Against  Abstained
Tax-Exempt                      305,215,687     6,870,383    5,968,691